UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Frequently Asked Questions | September 2010 Proxy Voting for AllianceBernstein and Sanford C. Bernstein Mutual Fund Shareholders

Frequently Asked Questions

Why did you send me this package?

As an owner of an AllianceBernstein or Sanford C. Bernstein (“SCB”) mutual fund (each a “Fund” and collectively the “Funds”), you have the right to vote as a shareholder on proposals that affect your Funds. This package contains information about the proposals and instructions on how to cast your vote.

Why should I vote?

The proposals require approval from a certain percentage of all shareholders. If we don’t receive a proxy vote from you, we may call you to solicit your opinion. Spending a minute to vote will avoid the need for a phone call and help us keep fund expenses down.

Who is eligible to vote?

Shareholders who owned shares in a Fund on September 9, 2010, are entitled to vote on proposals that apply to that Fund. You have the right to vote, even if you sold the shares after that date.

Why are you currently holding a shareholder vote for the Funds?

The Funds are currently required to have shareholder votes every five years to elect each Fund’s Board of Directors.

What types of proposals will be voted on?

Each Fund has a different set of proposals, which are explained in detail in the proxy statements included in the package.

How does the Board recommend I vote?

The Boards of the Funds recommend that you vote FOR all proposals.

What role does the Board of Directors play?

Each Fund’s Board oversees the Fund’s management and affairs. Each of the Directors has an obligation to act in what he or she believes to be the best interests of a Fund, including approving and recommending the proposals in the proxy statement. The background of each nominee for Director is described in the proxy statement.

Why are there so many proposals for multiple Funds in one document?

We have prepared consolidated proxy cards that allow you to vote on proposals for each of the Funds you own. You can find detailed information on the proposals in the proxy statements.

What if I want to revoke my proxy?

If you allow AllianceBernstein to vote your proxy and then change your mind, you can revoke it by giving written notice to the secretary of a Fund at 1345 Avenue of the Americas, New York, NY 10105, or by authorizing a later-dated proxy by signing and submitting another proxy card, voting in person at the meeting, or calling Broadridge, our proxy solicitation firm, at 1.866.451.3783.

Whom do I call if I have questions regarding the proxy?

Clients should call Broadridge, our proxy solicitation firm, at 1.866.451.3783.

How can I vote my shares?

After you read the proxy statement, please follow the voting instructions, which are printed on the proxy card:

By Mail:

•	Check the appropriate boxes on the reverse side of the proxy card

•	Sign and date the card

•	Return the card in the envelope provided

By Phone:

•	Have the proxy card at hand

•	Call toll-free 1.888.221.0697

•	Follow the recorded instructions

By Internet:

•	Have the proxy card at hand

•	Log on to www.proxyweb.com

•	Follow the online instructions

For financial representative use only. Not for inspection by, distribution or quotation to, the general public.

Frequently Asked Questions About Specific Stockholder Proposals

Why are the Boards proposing to amend the investment advisory agreements of certain Funds?

The first proposed amendments relate to the calculation of the investment advisory fees for certain Funds. The standard investment advisory agreements between the Funds’ Advisor, AllianceBernstein L.P. (the “Advisor”) and most of the Funds provide that the advisory fee rate is calculated as a percentage of average daily net assets. Certain of the Funds’ agreements vary from this standard and provide that the fee rate is calculated as a percentage of net assets at the end of the preceding calendar quarter. We are proposing to amend the agreements that vary from the standard so that the agreements provide that the advisory fee rate will be calculated as a percentage of average daily net assets. This amendment would eliminate disparities between the contractual fee rate and the effective fee rate that result from the calculation of the fee rate as of the end of each preceding calendar quarter.

The second proposed amendment relates to the reimbursement to the Advisor of its costs of providing certain administrative services to a Fund at the request of the Fund. The standard investment advisory agreement for the Funds provides for the reimbursement to the Advisor of these costs. One Fund’s agreement does not include this provision. We are proposing to amend the agreement that varies from the standard agreements to provide for the reimbursement to the Advisor of these costs.

Why are the Boards proposing the amendment of the declarations of trust of certain Funds that are organized as Massachusetts business trusts?

Several of the AllianceBernstein Funds are organized under Massachusetts law as Massachusetts Business Trusts. Currently, the declarations of trust of certain of these Funds require a stockholder vote to amend the declarations, except in certain limited situations. We are proposing to amend the declarations to provide the Directors with broad authority to amend the declarations without a vote of stockholders. By allowing future amendments of a declaration without stockholder approval, this proposal removes limits on the Directors’ authority to take actions that would benefit the Funds and their stockholders. In connection with this proposal, the Directors approved certain amendments to the declarations to take effect if stockholders approve the proposal. These amendments would eliminate stockholder votes on reorganization or merger, termination of a trust, and liquidation of a class or series, as applicable. These amendments are intended to enable the Directors to take actions that would be in the best interests of stockholders without the cost and delay of obtaining a stockholder vote. The Directors also approved certain other administrative amendments to the declarations, as described in the proxy statement to improve the efficient management of the Funds.

Why are the Boards proposing the amendment and restatement of the charter of certain of the Funds that are organized as Maryland corporations?

Most of the Funds are organized under Maryland law. We are proposing the amendment and restatement of the charters of certain Funds that are Maryland corporations for your approval in order to modernize and standardize these documents and to facilitate more efficient management of the Funds by giving them greater flexibility as permitted under Maryland law.

Why are the Boards proposing to amend certain of the Funds’ fundamental policies regarding commodities?

Certain policies are required by the federal law applicable to mutual funds to be fundamental, meaning they cannot be changed without a stockholder vote. We are proposing to amend the AllianceBernstein Funds’ fundamental policies regarding commodities and adopt a more flexible policy that will reference applicable law. The proposed amendment is intended to clarify that the Funds may continue to be able to engage in current investment practices as approved by the Directors, regardless of changes in applicable law, including changes as a result of recent financial reform legislation. The revised policy will not change the way the Funds are managed.

Why are the Boards proposing to reclassify certain of the Funds’ fundamental investment objectives?

A Fund’s investment objective is not required to be fundamental under applicable law. We propose the reclassification of certain Funds’ fundamental investment objectives as non-fundamental, similar to most of the other Funds, to provide each Fund with the flexibility to respond to market changes by changing its investment objective without incurring the expense and delay of seeking a stockholder vote. The reclassification would permit a Fund to revise its investment objective in the event the Board determines that such a change would be in the best interests of the Fund in light of the facts and circumstances, including market conditions or trends. Any subsequent change in a Fund’s investment objective would be subject to prior approval by the Board of that Fund. Stockholders will be given at least 60 days’ notice prior to the implementation of a material change in an investment objective.

For financial representative use only. Not for inspection by, distribution or quotation to, the general public.

Frequently Asked Questions | September 2010	Page 2 of 6

Proposals

Fund(s) Affected	Proposal	Description
All Funds	The election of the Directors, each such Director to serve a term of an indefinite duration and until his or her successor is duly elected and qualifies.	To elect Directors for each Fund. All Fund stockholders will be asked to vote on this proposal and stockholders of a Fund will be asked to separately elect Directors of that Fund.

AlllianceBernstein Small Cap Growth Portfolio AllianceBernstein Global Thematic Growth Fund	Amendments to Investment Advisory Agreements to Conform Fee Measurement Periods.	The proposed amendment relates to the calculation of the investment advisory fees for certain Funds. The standard investment advisory agreements between the Advisor and most of the Funds provide that the advisory fee rate is calculated as a percentage of average daily net assets. Certain of the Funds’ agreements vary from this standard and provide that the fee rate is calculated as a percentage of net assets at the end of the preceding calendar quarter. We are proposing to amend the agreements that vary from the standard so that the agreements provide that the advisory fee rate will be calculated as a percentage of average daily net assets. This amendment would eliminate disparities between the contractual fee rate and the effective fee rate that result from the calculation of the fee rate as of the end of each preceding calendar quarter.

The AllianceBernstein Portfolios

AllianceBernstein Growth Fund

AllianceBernstein Conservative Wealth Strategy

AllianceBernstein Tax-Managed Conservative Wealth Strategy

AllianceBernstein Balanced Wealth Strategy

AllianceBernstein Tax-Managed Balanced Wealth Strategy

AllianceBernstein Wealth Appreciation Strategy

AllianceBernstein Tax-Managed Wealth Appreciation Strategy

	Amendment to Investment Advisory Agreement to Permit Reimbursement to the Advisor of Certain Administrative Expenses.	The proposed amendment relates to the reimbursement to the Advisor of its costs of providing certain administrative services to a Fund at the request of the Fund. The standard investment advisory agreement for the Funds provides for the reimbursement to the Advisor of these costs. One Fund’s agreement does not include this provision. We are proposing to amend the agreement that varies from the standard agreements to provide for the reimbursement to the Advisor of these costs.

AllianceBernstein Exchange Reserves

AllianceBernstein Municipal Income Fund II

Arizona Portfolio

Massachusetts Portfolio

Michigan Portfolio

Minnesota Portfolio

New Jersey Portfolio

Ohio Portfolio

Pennsylvania Portfolio

Virginia Portfolio

AllianceBernstein Trust (“ABT”)

AllianceBernstein Value Fund

AllianceBernstein Small/Mid Cap Value Fund

AllianceBernstein International Value Fund

AllianceBernstein Global Value Fund

	The amendment of the Declarations of Trusts for certain of the Funds that are organized as Massachusetts Business Trusts.	Several of the Funds are organized under Massachusetts law as Massachusetts Business Trusts. Currently, the declarations of trust of certain of these Funds require a stockholder vote to amend the declarations, except in certain limited situations. We are proposing to amend the declarations to provide the Directors with broad authority to amend the declarations without a vote of stockholders. By allowing future amendments of a declaration without stockholder approval, this proposal removes limits on the Directors’ authority to take actions that would benefit the Funds and their stockholders. In connection with this proposal, the Directors approved certain amendments to the declarations to take effect if stockholders approve the proposal. These amendments would eliminate stockholder votes on reorganization or merger, termination of a trust, and liquidation of a class or series, as applicable. These amendments are intended to enable the Directors to take actions that would be in the best interests of stockholders without the cost and delay of obtaining a stockholder vote. The Directors also approved certain other administrative amendments to the declarations, as described in the Proxy Statement to improve the efficient management of the Funds.

For financial representative use only. Not for inspection by, distribution or quotation to, the general public.

Frequently Asked Questions | September 2010	Page 3 of 6

Proposals

Fund(s) Affected	Proposal	Description
AllianceBernstein Balanced Shares, Inc.	The amendment and restatement of the charters for certain of the Funds that are organized as Maryland corporations, which will repeal in their entirety all of the currently existing charter provisions and substitute in lieu thereof the new provisions set forth in the Form of Articles of Amendment and Restatement attached to the accompanying Proxy statement as Appendix C.	Most of the Funds are organized under Maryland law. We are proposing the amendment and restatement of the charters of certain Funds that are Maryland corporations for your approval in order to modernize and standardize these documents and to facilitate more efficient management of the Funds by giving them greater flexibility as permitted under Maryland law.
AllianceBernstein Blended Style Series, Inc.

US Large Cap Portfolio
AllianceBernstein 2000 Retirement Strategy
AllianceBernstein 2005 Retirement Strategy

AllianceBernstein 2010 Retirement Strategy

AllianceBernstein 2015 Retirement Strategy

AllianceBernstein 2020 Retirement Strategy

AllianceBernstein 2025 Retirement Strategy

AllianceBernstein 2030 Retirement Strategy

AllianceBernstein 2035 Retirement Strategy

AllianceBernstein 2040 Retirement Strategy

AllianceBernstein 2045 Retirement Strategy

AllianceBernstein 2050 Retirement Strategy

AllianceBernstein 2055 Retirement Strategy

AllianceBernstein Corporate Shares

AllianceBernstein Corporate Income Shares

AllianceBernstein Municipal Income Shares

AllianceBernstein Taxable Multi-Sector

Income Shares

AllianceBernstein Core Opportunities Fund, Inc.

AllianceBernstein Equity Income Fund, Inc.

AllianceBernstein Global Real Estate Investment

Fund, Inc.

AllianceBernstein Global Thematic Growth

Fund, Inc.

AllianceBernstein Greater China ‘97 Fund, Inc.

AllianceBernstein Growth and Income Fund, Inc.

AllianceBernstein High Income Fund, Inc.

AllianceBernstein International Growth Fund, Inc.

AllianceBernstein Large Cap Growth Fund, Inc.

For financial representative use only. Not for inspection by, distribution or quotation to, the general public.

Frequently Asked Questions | September 2010	Page 4 of 6

Proposals

Fund(s) Affected	Proposal	Description

All Funds except:

AllianceBernstein Bond Fund—Multi-Asset Inflation Strategy

AllianceBernstein Cap Fund—Market Neutral Strategy—US

AllianceBernsten Cap Fund—Market Neutral Strategy—Global

Sanford C. Bernstein Fund, Sanford C. Bernstein Fund II—Intermediate Duration Institutional

AllianceBernstein Institutional Funds, Inc.— AllianceBernstein Global Real Estate Investment Fund II

	The amendment of certain of the Funds’ fundamental policies regarding commodities.	Certain policies are required by the federal law applicable to mutual funds to be fundamental, meaning they cannot be changed without a stockholder vote. We are proposing to amend the Funds’ fundamental policies regarding commodities and adopt a more flexible policy that will reference applicable law. The proposed amendment is intended to clarify that the Funds may continue to be able to engage in current investment practices as approved by the Directors, regardless of changes in applicable law, including changes as a result of recent financial reform legislation. The revised policy will not change the way the Funds are managed.

AllianceBernstein Blended Style Series— US Large Cap Portfolio AllianceBernstein Greater China ‘97 Fund, Inc.	The reclassification of certain of the Funds’ fundamental investment objectives as non fundamental.	A Fund’s investment objective is not required to be fundamental under applicable law. We propose the reclassification of certain Funds’ fundamental investment objectives as non-fundamental, similar to most of the other Funds, to provide each Fund with the flexibility to respond to market changes by changing its investment objective without incurring the expense and delay of seeking a stockholder vote. The reclassification would permit a Fund to revise its investment objective in the event the Board determines that such a change would be in the best interests of the Fund in light of the facts and circumstances, including market conditions or trends. Any subsequent change in a Fund’s investment objective would be subject to prior approval by the Board of that Fund. Stockholders will be given at least 60 days’ notice prior to the implementation of a material change in an investment objective.

For financial representative use only. Not for inspection by, distribution or quotation to, the general public.

Frequently Asked Questions | September 2010	Page 5 of 6

Investors should consider the investment objectives, risks, charges and expenses of the Fund/Portfolio carefully before investing. For copies of our prospectus or summary prospectus, which contain this and other information, visit us online at www.alliancebernstein.com or contact your AllianceBernstein Investments representative. Please read the prospectus and/or summary prospectus carefully before investing.

For financial representative use only. Not for inspection by, distribution or quotation to, the general public.

AllianceBernstein Investments, Inc. (ABI) is the distributor of the AllianceBernstein family of mutual funds. ABI is a member of FINRA and is an affiliate of AllianceBernstein L.P., the manager of the funds.

Sanford C. Bernstein & Co., LLC is a member of FINRA and is a subsidiary of AllianceBernstein L.P.

AllianceBernstein® and the AB logo are registered trademarks and service marks used by permission of the owner, AllianceBernstein L.P.

© 2010 AllianceBernstein L.P.

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